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                                                                   Exhibit 5.1



               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111


701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300                                 www.mintz.com
Fax: 202/434-7400



                                 March 22, 2002

Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, MA 01923

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Prospectus Supplement to an effective Registration Statement on Form S-3, Registration No. 333-82497 (collectively, the "Registration Statement") being filed by Ibis Technology Corporation, a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,000,000 shares (the "Shares") of its common stock, $.008 par value per share (the "Common Stock") (including 100,000 Shares subject to the underwriter's over-allotment option). All of the Shares are to be sold to SoundView Technology Corporation ("SoundView") pursuant to an Underwriting Agreement between the Company and SoundView (the "Underwriting Agreement"), which Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K.

     In connection with this opinion, we have examined the Company's Restated Articles of Organization, as amended, and Restated Bylaws, both as currently in effect; the minutes, as provided to us by the Company, of all pertinent meetings of directors of the Company relating to the Registration Statement and the transactions contemplated thereby; the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company's officers and such other documents as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.


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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


March 22, 2002
Page 2




     Our opinion is limited to the federal law of the United States of America and the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the Commonwealth of Massachusetts.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ Mintz, Levin, Cohn, Ferris,
                                         Glovsky and Popeo, P.C.

                                         Mintz, Levin, Cohn, Ferris,
                                         Glovsky and Popeo, P.C.